As filed with the Securities and Exchange Commission on August 14, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

STANLEY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-3658790
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3101 Wilson Boulevard, Suite 700

Arlington, Virginia 22201

(703) 684-1125

(Address, including zip code and telephone number, of principal executive offices)

STANLEY, INC. EMPLOYEE STOCK OWNERSHIP PLAN

STANLEY, INC. AMENDED AND RESTATED 2006 OMNIBUS INCENTIVE COMPENSATION PLAN

(Full Titles of the Plans)

Philip O. Nolan

Chairman, President and Chief Executive Officer

Stanley, Inc.

3101 Wilson Boulevard, Suite 700

Arlington, Virginia 22201

(703) 684-1125

(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

John B. Beckman

Hogan & Hartson LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004

(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of large accelerated filer, accelerated filer and smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (3)	Proposed maximum offering price per share (4)	Proposed maximum aggregate offering price (4)	Amount of registration fee
Common Stock, par value $0.01 per share (1)	225,000	$27.38	$6,160,500	$343.76
Common Stock, par value $0.01 per share (2)	500,000	$27.38	$13,690,000	$763.90
(1)		Represents shares that have been or may be issued pursuant to the Company’s Employee Stock Ownership Plan.
(2)		Represents shares that may be issued pursuant to the Company’s Amended and Restated 2006 Omnibus Incentive Compensation Plan.
(3)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration which results in an increase in the number of the Registrant’s shares of outstanding Common Stock. In addition, this Registration Statement covers the resale by certain Selling Stockholders named in the Prospectus included in and filed with this Form S-8 of certain of the shares of Registrant’s Common Stock subject to this Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3).

(4)

Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices for shares of Common Stock on August 11, 2009, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

Stanley, Inc. (the “Company”) previously registered 17,962,190 shares of common stock, par value $0.01 per share (the “Common Stock”), which had been issued under or reserved for issuance under the Company’s 1995 Stock Incentive Plan, the Company’s Executive Deferred Compensation and Equity Incentive Plan, the Company’s 2006 Omnibus Incentive Compensation Plan (“Omnibus Plan”), the Company’s Employee Stock Purchase Plan or the Company’s Employee Stock Ownership Plan (“ESOP”)(collectively, the “Plans”).

As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement filed with the Securities and Exchange Commission (the “SEC”) on October 23, 2006, file number 333-138157 (the “Initial Registration Statement”), in accordance with the Securities Act of 1933, as amended (the “Securities Act”). Of the previously registered shares, 7,326,660 were issued by the Company to the ESOP and 4,000,000 were reserved for issuance under the Omnibus Plan.  This Registration Statement, which is registering an additional 200,000 shares of Common Stock to be reserved for issuance under the ESOP, 25,000 shares of Common Stock issued to the ESOP and an additional 500,000 shares of Common Stock reserved for issuance under the Omnibus Plan, consists of the facing page, this page, other required information, the reoffer prospectus, and required opinions, consents and other exhibits.

This Registration Statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales of shares of common stock that constitute “restricted securities” or “control securities,” within the meaning of Form S-8, by certain of the Company’s stockholders, as more fully set forth therein. The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 is not required to be filed with the SEC. The Company will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the reoffer prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act and additional information about the Plans. Requests should be directed to the Legal Department, Stanley, Inc., 3101 Wilson Boulevard, Suite 700, Arlington, VA 22201, (703) 684-1125.

REOFFER PROSPECTUS

STANLEY, INC.

2,854,340 Shares of Common Stock

Acquired or to be Acquired by the Selling Stockholders Under

1995 STOCK INCENTIVE PLAN

and

EXECUTIVE DEFERRED COMPENSATION

AND EQUITY INCENTIVE PLAN

and

STANLEY, INC. EMPLOYEE STOCK OWNERSHIP PLAN

This Prospectus relates to an aggregate of up to 2,854,340 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of Stanley, Inc., a Delaware corporation (the “Company”), which may be offered and sold from time to time by certain stockholders of the Company (the “Selling Stockholders”) who have acquired or will acquire such Shares pursuant to the Company’s 1995 Stock Incentive Plan, the Company’s Executive Deferred Compensation and Equity Incentive Plan or the Company’s Employee Stock Ownership Plan (collectively, the “Plans”).  See “Selling Stockholders.”  This Prospectus covers the offering for resale of (i) shares acquired by the Selling Stockholders prior to the filing of a Initial Registration Statement on Form S-8 by the Company (“Restricted Shares”) and (ii) shares to be acquired by Selling Stockholders who may be deemed affiliates of the Company after the filing of a Registration Statement on Form S-8 pursuant to options currently held by those Selling Stockholders (“Control Shares”). The Company’s Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “SXE.” The last reported sales price of the Company’s Common Stock on the NYSE on August 11, 2009, was $27.18 per share.

The Company will not receive any of the proceeds from sales of the Shares by any of the Selling Stockholders. The Shares may be offered from time to time by any or all of the Selling Stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as any such Selling Stockholder may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.”  All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the Selling Stockholder.

Each Selling Stockholder and any broker executing selling orders on behalf of a Selling Stockholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended (the “Securities Act”). If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares as principals, any profits received by such broker-dealers on the resale of the Shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investing in our securities involves risk. You should read carefully the risk factors we refer to in “Risk Factors” in this Prospectus before investing in our securities.

The date of this Prospectus is August 14, 2009.

ABOUT THIS PROSPECTUS

No person is authorized to give any information or represent anything not contained or incorporated by reference in this Prospectus or any prospectus supplement. This Prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this Prospectus or any prospectus supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition and results of operations may have changed since that date.

RISK FACTORS

An investment in our securities involves a high degree of risk. We urge you to carefully consider the risks incorporated by reference in this prospectus before making an investment decision, including those risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2009 and in our other filings with the Securities and Exchange Commission (“SEC”), which are incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Additional risks, including those that related to any particular securities we offer, may be included in the applicable prospectus supplement or free writing prospectus which we have authorized, or which may be incorporated by reference into this prospectus or such prospectus supplement.

Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. Additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations or cause the price of our securities to decline.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material also may be obtained by mail from the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, reports, proxy materials and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC and that is located at www.sec.gov.

This Prospectus constitutes part of a Registration Statement on Form S-8 filed on the date hereof (herein, together with all amendments and exhibits, referred to as the “Registration Statement”) by the Company with the SEC under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the offices of the SEC as indicated above without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents of the Company heretofore filed with the SEC are hereby incorporated in this Prospectus by reference:

•	the Company’s annual report on Form 10-K for the year ended March 31, 2009 filed with the SEC on May 21, 2009;

•	the Company’s quarterly report on Form 10-Q for the quarterly period ended June 26, 2009 filed with the SEC on August 4, 2009;

•	the Company’s current reports on Form 8-K filed with the SEC on April 27, 2009 and August 7, 2009 (except for portions of such reports which were deemed to be furnished and not filed); and

•

the description of the Company’s Common Stock, which is registered under Section 12 of the Exchange Act, in its registration statement on Form 8-A, filed with the SEC on October 13, 2006, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement of which this Prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from their respective dates of filing.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The information relating to the Company contained in this Prospectus should be read together with the information in the documents incorporated by reference.

The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Requests for such copies should be directed to the Legal Department, Stanley, Inc., 3101 Wilson Boulevard, Suite 700, Arlington, VA 22201, (703) 684-1125.

USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

SELLING STOCKHOLDERS

This Prospectus relates to Shares that are being registered for reoffers and resales by Selling Stockholders who have acquired (or, in some cases, may acquire) Shares pursuant to any of the Plans. Non-affiliates beneficially owning less than 1,000 Restricted Shares issued under any of the Plans and who are not named below may use this Prospectus for the offer or sale of those Shares.

The table below shows the number of shares of Common Stock beneficially owned by each Selling Stockholder as of July 29, 2009. Beneficial ownership is determined in accordance with the rules of the SEC, is based upon 24,001,202 shares outstanding as of July 29, 2009, and generally includes voting or investment power with respect to securities. Options to purchase shares of common stock that are currently exercisable or exercisable as of or within 60 days after July 29, 2009 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Shares of restricted stock, whether vested or unvested, are deemed to be outstanding and to be beneficially owned by the person holding such restricted stock for the purpose of computing the percentage ownership of such person and are treated as outstanding for the purpose of computing the percentage ownership of each other person. After the resale of all Shares that may be so offered for resale pursuant to this Prospectus, and assuming no other changes in beneficial ownership of the Company’s Common Stock after the date of this Prospectus, Philip O. Nolan and William E. Karlson would own 3.41% and 2.67%, respectively, of the Company’s Common Stock, and all other Selling Stockholders would own less than 1% of the Company’s Common Stock.

The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are “affiliates” of the Company.

Selling Stockholder	Position (1)	Shares Beneficially Owned		Number of Restricted Shares Offered for Resale (2)		Number of Control Shares Offered for Resale (3)	Beneficially Owned After the Resale (4)
Philip O. Nolan	Chairman, President and Chief Executive Officer	1,853,436	(5)	885,194		275,643	824,315

Philip O. Nolan 2006 Irrevocable Dynasty Trust	Trust	227,814		77,814	(6)	—	150,000

George H. Wilson	Executive Vice President and Director	494,642	(7)	307,541		127,591	106,927

George H. Wilson 2006 Irrevocable Dynasty Trust	Trust	89,299		69,660	(8)	—	19,639

William E. Karlson	Director	1,021,834	(9)	380,967		—	640,867

William E. Karlson 2006 Irrevocable Dynasty Trust	Trust	224,799		74,799	(10)	—	150,000

James H. Brabston	Senior Vice President	183,735	(11)	145,160		—	38,575

Brian J. Clark	Executive Vice President, Chief Financial Officer and Treasurer	184,263	(12)	26,250		—	158,013

Gregory M. Denkler	Senior Vice President	260,652	(13)	232,882		—	27,770

E. Patrick Flannery	Senior Vice President	116,780	(14)	113,387		—	3,393

James C. Hughes	Director	104,632	(15)	44,670		—	59,962

Lt. General Richard L. Kelly, USMC (Ret.)	Director	22,612	(16)	8,970		—	13,642

Charles S. Ream	Director	10,418	(17)	4,320		—	6,098

John P. Riceman	Director	81,932	(18)	44,670		—	37,262

General Jimmy D. Ross, USA (Ret.)	Director	38,391	(19)	10,500		—	27,891

(1)	All Selling Stockholders are employees and/or directors of the Company. The positions of officers and directors are specifically described.

(2)	Includes (i) Shares previously issued upon exercise of options granted under the Plans and (ii) vested and unvested Shares of restricted stock previously granted under the Plans.

(3)	Includes Shares subject to vested and unvested options issued under the Plans.

(4)	Assumes that all Shares offered for resale pursuant to this Prospectus are sold.

(5)

Consists of 1,407,726 shares as to which he has sole voting and investment power, 141,628 unvested shares of restricted stock as to which he has sole voting power, 160,155 shares held by the ESOP for his account and 143,927 shares which he may acquire pursuant to stock options that are exercisable as of or within 60 days after July 29, 2009. Excludes 307,950 shares which are held for his account by the Executive Deferred Compensation and Equity Incentive Plan Trust, or the Trust, as to which he does not have voting or investment power and disclaims beneficial ownership and 227,814 shares which are held in a dynasty trust, as to which he does not have voting or investment power and disclaims beneficial ownership.

(6)	Consists of restricted shares previously listed as being offered for resale under selling stockholder, Philip O. Nolan.

(7)

Consists of 310,964 shares as to which he has sole voting and investment power, 56,253 unvested shares of restricted stock as to which he has sole voting power, 47,251 shares held by the ESOP for his account and 80,174 shares which he may acquire pursuant to stock options that are exercisable as of or within 60 days after July 29, 2009. Excludes 219,690 shares which are held for his account by the Trust, as to which he does not have voting or investment power and disclaims beneficial ownership and 89,299 shares which are held in a dynasty trust, as to which he does not have voting or investment power and disclaims beneficial ownership.

(8)	Consists of restricted shares previously listed as being offered for resale under selling stockholder, George H. Wilson.

(9)

Consists of 1,021,834 shares as to which he has sole voting and investment power. Excludes 120,690 shares which are held for his account by the Trust, as to which he does not have voting or investment power and disclaims beneficial ownership and 224,799 shares which are held in a dynasty trust, as to which he does not have voting or investment power and disclaims beneficial ownership.

(10)	Consists of restricted shares previously listed as being offered for resale under selling stockholder, William E. Karlson.

(11)

Consists of 14,955 shares as to which he has sole voting and investment power, 55,389 unvested shares of restricted stock as to which he has sole voting power, 59,270 shares held by the ESOP for his account and 24,297 shares which he may acquire pursuant to stock options that are exercisable as of or within 60 days after July 29, 2009. Also includes 5,502 shares as to which Mr. Brabston’s wife, Patricia Brabston, has sole voting and investment power and 24,322 shares held by the ESOP for her account. Excludes 85,890 shares which are held for his account by the Trust, as to which he does not have voting or investment power and disclaims beneficial ownership.

(12)

Consists of 58,921 shares as to which he has sole voting and investment power, 83,462 unvested shares of restricted stock as to which he has sole voting power, 282 shares held by the ESOP for his account and 41,598 shares which he may acquire pursuant to stock options that are exercisable as of or within 60 days after July 29, 2009. Excludes 15,000 shares which are held for his account by the Trust, as to which he does not have voting or investment power and disclaims beneficial ownership.

(13)

Consists of 49,537 shares as to which he has sole voting and investment power, 55,983 unvested shares of restricted stock as to which he has sole voting power, 71,752 shares held by the ESOP for his account and 83,380 shares which he may acquire pursuant to stock options that are exercisable as of or within 60 days after July 29, 2009. Excludes 161,130 shares which are held for his account by the Trust, as to which he does not have voting or investment power and disclaims beneficial ownership.

(14)

Consists of 1,019 shares as to which he has sole voting and investment power, 55,393 unvested shares of restricted stock as to which he has sole voting power, 31,247 shares held by the ESOP for his account and 29,091 shares which he may acquire pursuant to stock options that are exercisable as of or within 60 days after July 29, 2009. Excludes 82,140 shares which are held for his account by the Trust, as to which he does not have voting or investment power and disclaims beneficial ownership.

(15)

Consists of 99,512 shares as to which he has sole voting and investment power, 2,700 shares held by Mr. Hughes’ son over which he has shared voting and investment power and 2,420 unvested shares of restricted stock as to which he has sole voting power.

(16)	Consists of 20,192 shares as to which he has sole voting and investment power and 2,420 unvested shares of restricted stock as to which he has sole voting power.

(17)	Consists of 9,208 shares as to which he has sole voting and investment power and 1,210 unvested shares of restricted stock as to which he has sole voting power.

(18)

Consists of 58,632 shares as to which he has sole voting and investment power, 2,420 shares of unvested restricted stock as to which he has sole voting power and 20,880 shares as to which his wife has sole voting and investment power.

(19)

Consists of 20,081shares as to which he has sole voting and investment power, 17,100 shares which he may acquire pursuant to stock options that are exercisable as of or within 60 days after July 29, 2009 and 1,210 unvested shares of restricted stock as to which he has sole voting power.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this reoffer prospectus are being registered on behalf of the Selling Stockholders. We will receive no proceeds from this offering. As used herein, “Selling Stockholders” includes donees, pledges, transferees or other successors-in-interest selling Shares received after the date of this reoffer prospectus from a named Selling Stockholder as a gift, pledge or other non-sale transfer.

The decision to exercise options for Shares, or to sell any Shares, is within the discretion of the holders thereof, subject generally to the Company’s policies affecting the timing and manner of sale of Common Stock by certain individuals. There can be no assurance that any of the options will be exercised or any Shares will be sold by the Selling Stockholders.

The Selling Stockholders may sell Shares from time to time as follows (if at all):

•                  to or through underwriters, brokers or dealers;

•                  directly to one or more other purchasers;

•                  through agents on a best-efforts basis; or

•                  otherwise through a combination of any of these methods of sale.

If the Selling Stockholders sell Shares through underwriters, dealers, brokers or agents, those underwriters, dealers, brokers or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares.

The Shares may be sold from time to time:

•                  in one or more transactions at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to prevailing market prices;

•                  at varying prices determined at the time of sale; or

•                  at negotiated prices.

These sales may be effected:

•                  in transactions on any national securities exchange or quotation service on which our Common Stock may be listed or quoted at the time of sale;

•                  in transactions in the over-the-counter market;

•                  in block transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•                  in transactions otherwise than on exchanges or services or in the over-the-counter market;

•                  through the writing of options; or

•                  through other types of transactions.

In addition, sales of Shares held by the ESOP that have been allocated to accounts of Selling Stockholders may be effected by the trustee of the ESOP on behalf of, and at the direction of, the Selling Stockholders.

In connection with sales of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with brokers-dealers or others, who may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may, to the extent permissible by law, sell short the common stock and may deliver this reoffer prospectus in connection with short sales and use the Shares covered by the reoffer prospectus to cover these short sales. In addition, any Shares covered by this reoffer prospectus that qualify for sale pursuant to Rule 144 or any other available exemption from registration under the Securities Act may be sold under Rule 144 or another available exemption. There can be no assurance that the Selling Stockholders will sell any or all of the Shares offered by them hereunder or otherwise.

At the time a particular offering of shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, if any, and any discounts, commissions or concessions allowed or reallowed to be paid to brokers or dealers.

The Selling Stockholders and any underwriters, dealers, brokers or agents who participate in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act and any profits on the sale of the Shares by them and any discounts, commissions or concessions received by any underwriters, dealers, brokers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

The Selling Stockholders and any other person participating in a distribution of the Shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M which may limit the timing of purchases and sales of Shares by the Selling Stockholders and any other person participating in the distribution. Furthermore, Regulation M under the Exchange Act may restrict the ability of any person engaged in a distribution of the Shares to engage in market-making activities with respect to the Shares being distributed for a period of up to five business days prior to the commencement of the distribution. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

All expenses incurred in connection with the registration of the Shares, including printer’s and accounting fees and the fees, disbursements and expenses of our counsel, will be borne by us. Commissions and discounts, if any, attributable to the sales of the Shares will be borne by the Selling Stockholders. The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The legal validity of the securities will be passed upon for Stanley, Inc. by Hogan & Hartson LLP, Washington, D.C.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended March 31, 2009, and the effectiveness of the Company’s internal control over financial reporting  have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph referring to Stanley, Inc.’s adoption of FASB Interpretation No. 48, a new accounting standard and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting).  Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE AS OF WHICH SUCH INFORMATION IS GIVEN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

2,854,340 SHARES

STANLEY, INC.

COMMON STOCK

PROSPECTUS

August 14, 2009

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed with the Securities and Exchange Commission (“SEC”) by the Company pursuant to the Securities Exchange Act of 1934 are incorporated by reference herein and shall be deemed a part hereof:

•	the Company’s annual report on Form 10-K for the year ended March 31, 2009 filed with the SEC on May 21, 2009;

•	the Company’s quarterly report on Form 10-Q for the quarterly period ended June 26, 2009 filed with the SEC on August 4, 2009;

•	the Company’s current reports on Form 8-K filed with the SEC on April 27, 2009 and August 7, 2009 (except for portions of such reports which were deemed to be furnished and not filed); and

•

the description of the Company’s Common Stock, which is registered under Section 12 of the Exchange Act, in its registration statement on Form 8-A, filed with the SEC on October 13, 2006, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.      EXHIBITS.

Please see the Exhibit Index following the signature pages hereto, which is incorporated by reference herein.

ITEM 9.      UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

		(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

Provided, however, That:

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Arlington, Commonwealth of Virginia, on August 14, 2009.

STANLEY, INC.

By:	/s/ Philip O. Nolan
Philip O. Nolan
Chairman, President, and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Stanley, Inc, do hereby constitute and appoint Philip O. Nolan and George H. Wilson, or any of them, our true and lawful attorneys and agents, with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on August 14, 2009.

Name	Title

/s/ Philip O. Nolan	Chairman, President, Chief Executive Officer and Director
Philip O. Nolan	(Principal Executive Officer)

/s/ Brian J. Clark	Executive Vice President, Chief Financial Officer and Treasurer
Brian J. Clark	(Principal Financial and Accounting Officer)

/s/ George H. Wilson
George H. Wilson	Executive Vice President and Director

/s/ William E. Karlson
William E. Karlson	Director

/s/ James C. Hughes
James C. Hughes	Director

/s/ John P. Riceman
John P. Riceman	Director

/s/ General Jimmy D. Ross
General Jimmy D. Ross, USA (Ret.)	Director

/s/ Lt. General Richard L. Kelly
Lt. General Richard L. Kelly, USMC (Ret.)	Director

/s/ Charles S. Ream
Charles S. Ream	Director

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

4.1	Restated Certificate of Incorporation of Stanley, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-K for the fiscal year ended March 31, 2008).

4.2	Amended and Restated Bylaws of Stanley, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-K for the fiscal year ended March 31, 2008).

5.1	Opinion of Hogan & Hartson LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).

24	Powers of Attorney (included as part of the signature pages).

An opinion of counsel regarding ERISA matters is omitted in accordance with Item 8 of Part II of Form S-8. The Registrant has submitted the Stanley, Inc. Employee Stock Ownership Plan and all amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made all changes required by the IRS to qualify the plan.